Exhibit 8.1

List of Subsidiaries

Outside PRC

Ascendium Group Ltd. (British Virgin Islands, or BVI)

Cyber Medical Networks Ltd. (Hong Kong, or HK)

Medstar Overseas Ltd. (BVI)

Concord Hospital Management Group Ltd. (HK)

Global Medical Imaging (Hong Kong) Ltd. (HK)

CCM (HONG KONG) Medical Investments Ltd. (HK)

Concord Medical Investment Management Ltd. (BVI)

China Medical Services Holdings Ltd. (HK)

US Proton Therapy Holdings Ltd. (BVI)

US Proton Therapy Holdings Ltd. (Delaware, US)

Within People’s Republic of China, or PRC

Concord Healthcare Group Co., Ltd.

Shenzhen Aohua Medical Technology Development Co., Ltd.

Shanghai Taifeng Medical Technology Co., Ltd.

Shanghai Jiahe Yunying Outpatient Center Co., Ltd.

Medstar (Shanghai) Enterprise Management Co., Ltd.

Tianjin Concord Medical Technology Co., Ltd.

Jiaxue (Shanghai) Medical Technology Services Co., Ltd.

Beijing Century Friendship Science & Technology Development Co., Ltd.

Beijing Proton Medical Center Co., Ltd.

Shanghai Concord Cancer Center Co., Ltd.

Shanghai Meizhong Jiahe Imaging Diagnostics Center Co., Ltd.

Shanghai Meizhong Jiahe Cancer Center Co., Ltd.

Shanghai Taizhi Medical Technology Services Co., Ltd.

Beijing Yundu Internet Technology Co., Ltd.

Guangzhou Concord Cancer Center Co., Ltd.

Ningbo Jiahe Hospital Management Co., Ltd.

Yinchuan Taizhi Technology Services Co., Ltd.

Guangzhou Concord Medical Sci-Tech Innovation Center Ltd.

Beijing Healthingkon Technology Co., Ltd.

Beijing Concord Medical Technology Co., Ltd.

Wuxi Concord Medical Development Co., Ltd.

Wuxi Meizhong Jiahe Cancer Center Co., Ltd.

Shanghai Hexinkang Technical Service Co., Ltd.

Guangzhou Concord Pharmacy Co., Ltd.